EXHIBIT 99.1

RLI REPORTS THIRD QUARTER 2026 RESULTS

PEORIA, ILLINOIS, October 19, 2026 – RLI Corp. (NYSE: RLI) reported third quarter 2026 net earnings of $81.0 million ($0.88 per share), compared to $124.6 million ($1.35 per share) for the third quarter of 2025. Operating earnings(1) for the third quarter of 2026 were $79.3 million ($0.86 per share), compared to $75.8 million ($0.82 per share) for the same period in 2025.

	Third Quarter		Year to Date
Earnings Per Diluted Share	2026	2025	2026	2025
Net earnings	$0.88	$1.35	$3.29	$3.38
Operating earnings (1)(2)	$0.86	$0.82	$2.52	$2.53

(1)	See discussion below: Non-GAAP and Performance Measures.
(2)	Equity in earnings of unconsolidated investees and the related taxes were removed from operating earnings and operating earnings per share beginning in the fourth quarter of 2025, resulting in consistent exclusion of unrealized changes in equity investments from operating results. Prior period amounts have been recast to conform to the current definition.

Highlights for the quarter included:

●	Underwriting income(1) of $58.8 million on a combined ratio(1) of 86.2.
●	Gross premiums written increased 2% and net investment income increased 13%.
●	Favorable development in prior years’ loss reserves resulted in a $20.1 million net increase in underwriting income.
●	Book value increased 10% from year-end 2025, inclusive of dividends and share repurchases.

“Our third-quarter results reflect consistent, disciplined execution across the business,” said RLI Corp. President & CEO Craig Kliethermes. “We delivered an 86 combined ratio, with strong underwriting performance in our property and surety segments. Gross premiums written increased 2%, led by our casualty segment. Investment income grew 13%, further contributing to earnings. As market conditions evolve across our portfolio, we remain focused on risk selection and profitable growth. We will continue to pursue opportunities where our underwriting expertise can deliver attractive long-term returns.”

Underwriting Income

RLI achieved $58.8 million of underwriting income in the third quarter of 2026 on an 86.2 combined ratio, compared to $60.5 million on an 85.1 combined ratio in 2025.

Results for both years include favorable development in prior years’ loss reserves, which resulted in a $20.1 million and $13.7 million net increase to underwriting income in 2026 and 2025, respectively.

The following table highlights underwriting income and combined ratios by segment for the third quarter.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2026	2025		2026	2025
Casualty	$1.0	$4.5	Casualty	99.6	98.2
Property	50.5	50.4	Property	60.1	60.2
Surety	7.3	5.6	Surety	79.8	85.0
Total	$58.8	$60.5	Total	86.2	85.1

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

Net investment income for the quarter increased 13% to $46.7 million, compared to the same period in 2025. The investment portfolio’s total return was -2.0% for the quarter and 0.9% for the nine months ended September 30, 2026.

RLI’s comprehensive loss was $36.8 million for the quarter (-$0.40 per share), compared to $152.3 million of comprehensive earnings ($1.65 per share) for the same quarter in 2025. In addition to net earnings, comprehensive loss for 2026 included after-tax unrealized losses from the fixed income portfolio, due to rising interest rates.

Dividends and Share Repurchase Program

On September 15, 2026, the company paid a regular quarterly dividend of $0.18 per share, the same amount as the prior quarter.

During the third quarter, RLI repurchased 103,573 shares at an average price of $60.51 per share for a total cost of $6.3 million. As of September 30, 2026, $231.7 million of capacity remained available under the share repurchase program. Over the past five years, RLI has returned more than $1.3 billion to its shareholders through dividends and share repurchases.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share (EPS) consist of our GAAP net earnings adjusted by net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Equity in earnings of unconsolidated investees and the related taxes were excluded from operating earnings and operating EPS beginning in the fourth quarter of 2025. The change was made to present a consistent approach in excluding all unrealized changes in equity investments. Operating earnings and operating EPS for prior periods have been recast to conform to the current definition. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and operating EPS. A reconciliation of the operating earnings and operating EPS to the comparable GAAP financial measures is included in the 2026 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

At 10 a.m. central daylight time (CDT) on October 20, 2026, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/320165068.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2025.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A++ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 51 consecutive years and delivered underwriting profits for 30 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Chief Financial Officer

309-693-5846

Investors@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development(1) and Catastrophe Losses,
	Net of Reinsurance
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2026	2025	2026	2025
Favorable development in prior accident years' casualty reserves	$8.2	$8.1	$35.8	$28.4
Favorable development in prior accident years' property reserves	$10.4	$4.7	$54.2	$32.4
Favorable development in prior accident years' surety reserves	$4.3	$2.7	$8.2	$13.3

Net incurred losses from current accident year catastrophe events(2):
Casualty	$(0.1)	$(0.2)	$(2.6)	$(2.0)
Property	$(3.9)	$0.2	$(27.4)	$(24.0)

	Operating Earnings Per Share
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Operating Earnings Per Share(3)(4)	$0.86	$0.82	$2.52	$2.53

Specific items included in operating earnings per share:(1)(5)
Net favorable development in prior accident years' casualty reserves	$0.06	$0.05	$0.23	$0.19
Net favorable development in prior accident years' property reserves	$0.08	$0.04	$0.43	$0.25
Net favorable development in prior accident years' surety reserves	$0.03	$0.02	$0.06	$0.10

Net incurred losses from current accident year catastrophe events(2):
Casualty	$—	$—	$(0.02)	$(0.01)
Property	$(0.03)	$—	$(0.20)	$(0.18)

(1)	Reserve development reflects changes in estimated losses for prior accident years, including development related to catastrophe events occurring in prior accident years.
(2)	Current accident year catastrophe losses reflect net incurred losses from catastrophe events occurring during the current accident year. Development on prior accident year catastrophe events is included in reserve development by segment above.
(3)	See discussion above: Non-GAAP and Performance Measures.
(4)	Equity in earnings of unconsolidated investees and the related taxes were removed from operating earnings and operating earnings per share beginning in the fourth quarter of 2025, resulting in consistent exclusion of unrealized changes in equity investments from operating results. Prior period amounts have been recast to conform to the current definition.
(5)	Items included in operating earnings per share are after tax and incorporate incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.

RLI CORP

2026 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
SUMMARIZED INCOME STATEMENT DATA:	2026	2025	% Change	2026	2025	% Change
Net premiums earned	$424,914	$407,695	4.2%	$1,253,396	$1,207,944	3.8%
Net investment income	46,694	41,270	13.1%	135,057	117,414	15.0%
Net realized gains	8,637	18,318	(52.8)%	27,603	48,234	(42.8)%
Net unrealized gains (losses) on equity securities	(3,282)	41,981	NM	60,346	43,163	39.8%
Consolidated revenue	$476,963	$509,264	(6.3)%	$1,476,402	$1,416,755	4.2%
Loss and settlement expenses	201,341	187,998	7.1%	584,480	549,814	6.3%
Policy acquisition costs	134,147	128,937	4.0%	400,897	378,126	6.0%
Insurance operating expenses	30,657	30,215	1.5%	91,554	86,683	5.6%
Interest expense on debt	4,200	1,364	NM	10,994	4,049	171.5%
General corporate expenses	3,388	5,045	(32.8)%	12,335	12,747	(3.2)%
Total expenses	$373,733	$353,559	5.7%	$1,100,260	$1,031,419	6.7%
Equity in earnings of unconsolidated investees	(3,137)	1,540	NM	1,980	7,055	(71.9)%
Earnings before income taxes	$100,093	$157,245	(36.3)%	$378,122	$392,391	(3.6)%
Income tax expense	19,084	32,635	(41.5)%	74,200	80,231	(7.5)%
Net earnings	$81,009	$124,610	(35.0)%	$303,922	$312,160	(2.6)%

Other comprehensive earnings (loss), net of tax	(117,809)	27,674	NM	(145,489)	76,405	NM
Comprehensive earnings (loss)	$(36,800)	$152,284	NM	$158,433	$388,565	(59.2)%

Operating earnings(1):
Net earnings	$81,009	$124,610	(35.0)%	$303,922	$312,160	(2.6)%
Less:
Net realized gains	(8,637)	(18,318)	(52.8)%	(27,603)	(48,234)	(42.8)%
Income tax on realized gains	1,814	3,848	(52.9)%	5,797	10,130	(42.8)%
Net unrealized (gains) losses on equity securities	3,282	(41,981)	NM	(60,346)	(43,163)	39.8%
Income tax on unrealized gains (losses) on equity securities	(689)	8,816	NM	12,672	9,064	39.8%
Equity in earnings of unconsolidated investees	3,137	(1,540)	NM	(1,980)	(7,055)	(71.9)%
Income tax on equity in earnings of unconsolidated investees	(659)	323	NM	416	1,481	(71.9)%
Operating earnings(2)	$79,257	$75,758	4.6%	$232,878	$234,383	(0.6)%

Return on Equity:
Net earnings (trailing four quarters)				22.2%	20.8%
Comprehensive earnings (trailing four quarters)				14.5%	21.3%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	92,251	92,310		92,259	92,460

Net earnings per share	$0.88	$1.35	(34.8)%	$3.29	$3.38	(2.7)%
Less:
Net realized gains	(0.09)	(0.20)	(55.0)%	(0.30)	(0.52)	(42.3)%
Income tax on realized gains	0.02	0.04	(50.0)%	0.06	0.11	(45.5)%
Net unrealized (gains) losses on equity securities	0.04	(0.45)	NM	(0.65)	(0.47)	38.3%
Income tax on unrealized gains (losses) on equity securities	(0.01)	0.09	NM	0.14	0.10	40.0%
Equity in earnings of unconsolidated investees	0.03	(0.01)	NM	(0.02)	(0.08)	(75.0)%
Income tax on equity in earnings of unconsolidated investees	(0.01)	—	NM	—	0.01	(100.0)%
Operating earnings per share(1)(2)	$0.86	$0.82	4.9%	$2.52	$2.53	(0.4)%

Comprehensive earnings (loss) per share	$(0.40)	$1.65	NM	$1.72	$4.20	(59.0)%

Cash dividends per share - ordinary	$0.18	$0.16	12.5%	$0.52	$0.47	10.6%
Cash dividends per share - special	$—	$—	NM	$2.00	$—	NM

Net cash flow provided by operations	$194,659	$179,220	8.6%	$382,708	$457,453	(16.3)%

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Equity in earnings of unconsolidated investees and the related taxes were removed from operating earnings and operating earnings per share beginning in the fourth quarter of 2025, resulting in consistent exclusion of unrealized changes in equity investments from operating results. Prior period amounts have been recast to conform to the current definition.

NM = Not Meaningful

RLI CORP

2026 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2026	2025	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$3,600,969	$3,533,336	1.9%
(amortized cost - $3,892,806 at 9/30/26)
(amortized cost - $3,642,362 at 12/31/25)
Equity securities, at fair value	948,319	898,876	5.5%
(cost - $523,206 at 9/30/26)
(cost - $534,311 at 12/31/25)
Short-term investments	254,273	120,562	110.9%
Other invested assets	57,608	59,281	(2.8)%
Cash and cash equivalents	46,212	51,565	(10.4)%
Total investments and cash	$4,907,381	$4,663,620	5.2%

Accrued investment income	32,205	30,026	7.3%
Premiums and reinsurance balances receivable	231,730	212,226	9.2%
Ceded unearned premiums	124,169	124,669	(0.4)%
Reinsurance balances recoverable on unpaid losses	727,036	746,798	(2.6)%
Deferred policy acquisition costs	191,393	172,648	10.9%
Property and equipment	41,032	40,733	0.7%
Investment in unconsolidated investees	54,455	53,521	1.7%
Goodwill and intangibles	53,562	53,562	0.0%
Income taxes - deferred	9,508	—	NM
Other assets	73,088	63,683	14.8%
Total assets	$6,445,559	$6,161,486	4.6%

Unpaid losses and settlement expenses	$2,997,555	$2,886,819	3.8%
Unearned premiums	1,069,378	991,636	7.8%
Reinsurance balances payable	30,535	40,580	(24.8)%
Funds held	140,441	127,242	10.4%
Income taxes - current	1,842	29,724	(93.8)%
Income taxes - deferred	—	21,769	(100.0)%
Short-term debt	—	100,000	(100.0)%
Long-term debt	297,044	—	NM
Accrued expenses	110,054	128,597	(14.4)%
Other liabilities	102,537	56,923	80.1%
Total liabilities	$4,749,386	$4,383,290	8.4%
Shareholders' equity	1,696,173	1,778,196	(4.6)%
Total liabilities & shareholders' equity	$6,445,559	$6,161,486	4.6%

OTHER DATA:
Common shares outstanding (in 000's)	91,732	91,879

Book value per share	$18.49	$19.35	(4.4)%
Closing stock price per share	$55.31	$63.98	(13.6)%

Statutory surplus	$1,964,770	$1,846,615	6.4%

NM = Not Meaningful

RLI CORP

2026 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2026

Gross premiums written	$330,937		$152,373		$38,937		$522,247
Net premiums written	275,573		118,302		35,408		429,283
Net premiums earned	262,177		126,520		36,217		424,914
Net loss & settlement expenses	168,087	64.1%	31,103	24.6%	2,151	5.9%	201,341	47.4%
Net operating expenses	93,050	35.5%	44,991	35.5%	26,763	73.9%	164,804	38.8%
Underwriting income (1)	$1,040	99.6%	$50,426	60.1%	$7,303	79.8%	$58,769	86.2%

2025

Gross premiums written	$317,063		$154,631		$38,527		$510,221
Net premiums written	263,395		109,007		34,924		407,326
Net premiums earned	243,508		126,689		37,498		407,695
Net loss & settlement expenses	150,912	62.0%	32,815	25.9%	4,271	11.4%	187,998	46.1%
Net operating expenses	88,110	36.2%	43,450	34.3%	27,592	73.6%	159,152	39.0%
Underwriting income (1)	$4,486	98.2%	$50,424	60.2%	$5,635	85.0%	$60,545	85.1%

Nine Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2026

Gross premiums written	$976,950		$506,412		$122,421		$1,605,783
Net premiums written	821,080		398,369		112,188		1,331,637
Net premiums earned	767,665		376,684		109,047		1,253,396
Net loss & settlement expenses	480,605	62.6%	91,682	24.3%	12,193	11.2%	584,480	46.6%
Net operating expenses	276,985	36.1%	132,892	35.3%	82,574	75.7%	492,451	39.3%
Underwriting income (1)	$10,075	98.7%	$152,110	59.6%	$14,280	86.9%	$176,465	85.9%

2025

Gross premiums written	$902,127		$536,500		$124,981		$1,563,608
Net premiums written	755,247		391,662		114,567		1,261,476
Net premiums earned	707,194		389,897		110,853		1,207,944
Net loss & settlement expenses	438,007	61.9%	103,999	26.7%	7,808	7.0%	549,814	45.5%
Net operating expenses	254,341	36.0%	129,048	33.1%	81,420	73.5%	464,809	38.5%
Underwriting income (1)	$14,846	97.9%	$156,850	59.8%	$21,625	80.5%	$193,321	84.0%

(1)	See discussion above: Non-GAAP and Performance Measures.